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                                                           Exhibit 15
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                                         August 8, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


       RE:  Unit Corporation
            Registration on Form S-8 and S-3



We are aware that our report dated July 31, 1996 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 1996 and 1995 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542) and Form S-3 (File No. 33-16116).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L. L. P.